UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013 (March 28, 2013)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011 41 22 363 13 10

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2013, the registrant (“Mymetics”) and Norwood Immunology Ltd. ("Norwood") amended (the "Amendment") the terms and conditions of the €2,500,000 loan from Norwood (the "Loan Note") issued under the terms of the share purchase agreement (the “SPA”) dated March 25, 2009 under which Mymetics purchased all shares that Norwood owned in Bestewil Holding B.V. and all issued and outstanding shares of the capital stock of Virosome Biologicals B.V. which were held by Bestewil in Virosome Biologicals B.V.(now Mymetics B.V)., which is engaged in research and development activities in Leiden, Holland under the management of its founder, Toon Stegmann, the original inventor of the virosome technology.  Under the terms of the Amendment, Mymetics agreed to make a series of payments as follows to release it from any obligation to share revenues from the sale of Mymetics' intranasal influenza vaccine, RSV vaccine and HSV vaccine: (i) by April 30, 2013 €520,833 consisting of  €500,000 of principal under the Loan Note and  €20,833 of accrued interest for the month of April 2013 on the outstanding principal balance of €2,500,000, (ii) by May 31, 2013 €517,222 consisting of €500,000 of principal under the Loan Note and €17,222 of accrued interest for the month of May 2013 on the outstanding principal balance of €2,000,000, (iii) by September 30, 2013 accrued interest of €50,834 on the outstanding principal balance of €1,500,000 under the Loan Note and (iv) by March 31, 2014 €1,575,834 consisting of €1,500,000 to extinguish the outstanding principal balance of the Loan Note and €75,834 to extinguish the remaining unpaid accrued interest owed on the outstanding principal balance of the Loan Note.  Upon payment by Mymetics of €500,000 of the principal under the Loan Note the number of shares of Bestewil Holding B.V. pledged by Mymetics under section 2.2.1.k of the SPA is reduced from 33% (6,290 shares) to 26.7% (5,032 shares).  Upon payment by Mymetics of  €1,000,000 of principal under the Loan Note the number of shares of Bestewil Holding B.V. pledged by Mymetics under section 2.2.1k of the SPA is reduced from 33% (6,290 shares) to 20% (3,774 shares).

In the event that Mymetics raises financing greater than $20,000,000 earlier than completing the payment schedule above it will (i) pay half the remaining unpaid principal and interest in cash, (ii) issue shares of its common stock to Norwood for the remaining half of the unpaid principal and interest at the same price and with the same rights as the shares purchased by the investors in such financing and (iii) issue $325,000 in shares of Mymetics common stock at the lower of (a) the average closing price of the last two months prior to the repayment date, (b) the lowest conversion price for any Mymetics shareholder loan that has been converted two months prior or two months after such repayment  or (c) the new investor price (the "Conversion Price").  If Mymetics raises financing over $5,000,000 and less than $20,000,000 Norwood has the option to convert half of the remaining unpaid principal and interest under the Loan Note into cash and half of the remaining unpaid principal and interest under the Loan Note into those shares of Mymetics purchased by the investors and at the price at which the shares are issued to the investors and Norwood will receive $325,000 in shares of Mymetics common stock at the Conversion Price. In both financings described above, half the shares received by Norwood shall be subject to a six month lock-up and half of the shares shall be subject to a 12 month lock-up.

In the event Mymetics is not able to make any of the above payments to Norwood the Loan Note will be immediately due and payable and Mymetics will issue $325,000 in shares of its common stock at the lower of the Conversion Price or the market closing price the day before the default.

The above is a summary of the terms of the Amendment and is qualified in its entirety by the Amendment that is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2013	MYMETICS CORPORATION

	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer